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                                                                   EXHIBIT 10.18



                                 PROMISSORY NOTE

                  1. Fundamental Provisions. The following terms will be used as defined terms in this Promissory Note (this "NOTE"):

         Date of this Note:  September 28, 1998.

         Borrower:  Hi/fn, Inc., a Delaware corporation.

         Lender:  Stac, Inc., a Delaware corporation.

         Principal Amount:  $5,000,000.00.

         Interest Rate: 0.5% per annum above the Index Rate. The Interest Rate shall change from time to time as and when the Index Rate changes.

         Default Rate: 2.5% per annum above the Index Rate. The Default Rate shall change from time to time as and when the Index Rate changes.

         Index Rate: The floating commercial loan rate announced from time to time by Silicon Valley Bank, Santa Clara, California, as its "prime" rate.

         Maturity Date:  September 30, 1999.

                  2. Promise to Pay. For good and valuable consideration, Borrower promises to pay to Lender, or order, the Principal Amount with interest at the Interest Rate from the date on which the Principal Amount is advanced by Lender, or at the Default Rate as hereinafter provided, until paid, in accordance with the terms contained herein. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed. Should any interest not be paid when due, it shall thereafter accrue interest as principal.

                  3. Payment Schedule. Borrower shall make payments of interest only on the first (1st) day of January, April, July and October during the term of this Note, beginning on the first (1st) day of January, 1999, and continuing on the same day of each third calendar month thereafter until the Maturity Date, at which time the entire remaining balance of principal and accrued interest shall be due and payable. All payments shall be applied first to late charges and all other charges due hereunder, then to accrued interest, and then to the principal balance.



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                  4. Place and Manner of Payment. All payments shall be made at
12636 High Bluff Drive, 4th Floor, San Diego, California 92130, or at such other place as the holder of this Note may from time to time designate. All payments shall be made in lawful money of the United States. Checks will constitute payment only when collected.

                  5. Late Charges. Borrower acknowledges and agrees that Lender likely will incur significant additional administrative expenses in the event Borrower fails to make any payment required hereunder as to and when due, but that the exact amount of such expenses is difficult to predict. Accordingly, Borrower agrees that in order to compensate Lender for such expenses, Borrower shall pay to Lender, in the event that Borrower fails to make any payment as and when due and in addition to all other amounts due hereunder, an amount to the greater of $300 or 5% of the amount due but unpaid. Borrower acknowledges and agrees that said amount constitutes a reasonable estimation of the administrative expenses to which Lender may be subjected in the event of any such non-payment. Nothing in this Section shall be construed as limiting Lender's right to recover attorneys' fees and other enforcement costs incurred by Lender in connection with any such default in accordance with the other provisions of this Note.

                  6. Default Interest Rate. Commencing on the first to occur of
(a) the Maturity Date, or (b) the occurrence of an Event of Default followed by the acceleration of this Note and the lapse of such time (if any) as may then be required by law during which Lender must allow Borrower to reinstate the obligation evidenced hereby as if no acceleration had occurred, and continuing thereafter until this Note has been paid in full, all amounts due and owing under this Note shall bear interest at the Default Rate. The provisions of this Section shall not limit the Lender's right to compel prompt performance hereunder.

                  7. No Prepayment Charge. This Note may be prepaid in whole or in part at any time without penalty.

                  8. Substituted Index Rate. If the Index Rate specified in
Section 1 of this Note (including, if applicable, any back-up rate specified therein) ceases to exist or is no longer published or announced, then the term Index Rate shall mean the floating commercial loan rate announced from time to time by Bank Boston, N.A., Palo Alto, California as its "prime" rate, and if the latter Index Rate also ceases to exist or is no longer published or announced, then the term Index Rate shall mean the floating commercial loan rate announced from time to time by a major commercial bank selected by Lender as its "prime," "base" or "reference" rate. These substituted definitions of Index Rate shall become effective on the date that the previously defined Index Rate ceases to exist or the last date it is published or announced.

                  9. Security Agreement. The obligations of Borrower hereunder are secured by a security agreement of even date herewith executed by Borrower in favor of Lender (the "SECURITY AGREEMENT"). This Note, the Security Agreement, and all other documents and instruments now or hereafter executed by Borrower in connection with or to evidence or secure payment of the indebtedness evidenced by this Note are referred to



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collectively herein as the "LOAN DOCUMENTS."

                  10. Event of Default. At the option of Lender, it shall be an "EVENT OF DEFAULT" hereunder if (a) Borrower fails to pay when due any sum payable under this Note, or (b) Borrower fails to perform any obligation or commits a breach of any agreement set forth in this Note or in the Security Agreement or any other Loan Documents or (c) an Insolvency Event shall have occurred with respect to Borrower or any of its Subsidiaries. As used in this Section, "INSOLVENCY EVENT" shall mean, with respect to Borrower or any of its Subsidiaries, the occurrence of any of the following: (i) such entity shall be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (ii) such entity shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (iii) such entity shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, (iv) such entity shall file a voluntary petition under any bankruptcy, insolvency or similar law, or (v) such entity, or a substantial portion of its property, assets or business shall become the subject of an involuntary proceeding or petition for its dissolution, reorganization, or the appointment of a receiver, trustee, custodian or liquidator or shall become subject to any writ, judgment, warrant of attachment, execution or similar process involving $500,000, or more, and any such proceeding, petition, writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding.

                  11. Acceleration. Upon the occurrence of an Event of Default, then (a) at the option of Lender, the entire sum of principal, interest, and all other charges due under this Note shall become immediately due and payable, (b) if an Event of Default specified in Section 10(c) above shall have occurred, the entire Principal Amount, together with any interest, charges, fees or other amounts due under the Loan Documents, shall be automatically declared due and payable without any declaration, presentment, demand, protest or notice or other act of any kind by Lender whatsoever, and (c) Lender shall be entitled to exercise any and all rights and remedies available at law or in equity.

                  12. Attorneys' Fees. If Lender refers this Note to an attorney to enforce, construe or defend any provision hereof, or as a consequence of any Event of Default hereunder, with or without the filing of any legal action or proceeding, Borrower shall pay to Lender upon demand the amount of all attorneys' fees, costs and other expenses incurred by Lender in connection therewith, together with interest thereon from the date of demand at the rate applicable to the principal balance of this Note. The reference to "attorneys' fees" in this Section shall include without limitation such amounts as may then be charged by Lender for legal services furnished by attorneys in the employ of Lender, at rates not exceeding those that would be charged by outside attorneys for comparable services.

                  13. No Waiver. No delay or omission of Lender in exercising any right or power arising in connection with any Event of Default shall be construed as a waiver or



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as an acquiescence therein, nor shall any single or partial exercise thereof preclude any further exercise thereof. Lender may, at its option, waive any of the conditions herein and no such waiver shall be deemed to be a waiver of Lender's rights hereunder, but rather shall be deemed to have been made in pursuance of this Note and not in modification thereof. No waiver of any Event of Default shall be construed to be a waiver of or acquiescence in or consent to any preceding or subsequent Event of Default.

                  14. Waiver of Notices. Borrower, all endorsers, all guarantors and all persons liable or to become liable on this Note waive presentment, protest, demand, notice of protest, dishonor or non-payment of this Note, and any and all other notices or matters of a like nature, consent to any and all renewals and extensions of the time of payment hereto, and agree further that at any time and from time to time without notice, the terms of payment hereof may be modified, or the security described in any of the Loan Documents at any time securing this Note may be released in whole or in part, or increased, changed or exchanged by agreement between the holder hereof and any owner of the collateral affected thereby, without in any way affecting the liability of any party to this Note, any endorser, any guarantor, or any person liable or to become liable with respect to any indebtedness evidenced hereby.

                  15. Miscellaneous Provisions. No provision of this Note may be amended, modified, supplemented, changed, waived, discharged or terminated unless Lender consents thereto in writing. In case any one or more of the provisions contained in this Note should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. This Note shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns. Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein. This Note shall be governed by and construed in accordance with the laws of the State of California. If Borrower consists of more than one person or entity, the obligations of Borrower shall be the joint and several obligations of all such persons or entities, and any married person who executes this Note agrees that recourse may be had against his or her separate property for satisfaction of his or her obligations hereunder.



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                  IN WITNESS WHEREOF, Borrower has executed this Note on the
Date of this Note.

                                       BORROWER:

                                       HI/FN, INC.,
                                       a Delaware corporation



                                       By   /s/ RAYMOND J. FARNHAM
                                         ---------------------------------------
                                          Name:  Raymond J. Farnham
                                               ---------------------------------
                                          Its:  Chief Executive Officer
                                              ----------------------------------




                                       By   /s/ WILLIAM R. WALKER
                                         ---------------------------------------
                                          Name:  William R. Walker
                                               ---------------------------------
                                          Its:  Vice President of Finance and
                                                Chief Financial Officer
                                              ----------------------------------



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